UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646		13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain     Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2026, Jason D. Lippert retired as Chief Executive Officer of LCI Industries (the “Company”) and resigned as a member of the Board of Directors of the Company (the “Board”), effective as of June 3, 2026. Mr. Lippert’s resignation as Chief Executive Officer of the Company and as a member of the Board did not result from any disagreement with the Company.

Also on June 3, 2026, Tracy D. Graham, the Chair of the Board, resigned as a member of the Board, including all committees thereof, effectively immediately. Mr. Graham’s resignation from the Board did not result from any disagreement with the Company.

In connection with Mr. Lippert’s resignation as Chief Executive Officer of the Company, the Board appointed John A. Sirpilla to serve as Interim Chief Executive Officer, effective immediately.

Immediately prior to his appointment as Interim Chief Executive Officer, Mr. Sirpilla served as a member of the Board, Chair of the Compensation and Human Capital Committee of the Board, a member of the Risk Committee of the Board, and a member of the Strategy, Acquisition, and Capital Deployment Committee of the Board.

Mr. Sirpilla, 59, has been a member of the LCI Industries Board of Directors since 2019 and has over 35 years of executive and leadership experience in the RV and Outdoor Recreation industries, amongst others, and maintains strong relationships with customers and key stakeholders in the industry. Mr. Sirpilla has served as Chief Executive Officer and the founder of Encourage LLC, a small family office focused on investments in retail, medical development, and health management since 2017, and he also currently serves as Chief Experience Officer of Wellspring Family Office. Mr. Sirpilla began his career as an independent RV dealer before the business was acquired by Camping World, where he joined the Senior Executive Team. He subsequently served as President and Chief Business Development Officer of Camping World and Good Sam after serving in various executive roles in dealership operations, retail store leadership, logistics, M&A and other areas. Mr. Sirpilla is a current Board member of the Pro Football Hall of Fame and Society Brands.

Mr. Sirpilla was not selected as the Company’s Interim Chief Executive Officer pursuant to any arrangement or understanding between him and any other person. Mr. Sirpilla does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Sirpilla will remain in his role as a member of the Board, but stepped down from his role as Chair of the Compensation and Human Capital Committee, effective as of June 3, 2026. Mr. Sirpilla will remain a member of the Risk Committee and Strategy, Acquisition, and Capital Deployment Committee of the Board.

In connection with Mr. Lippert’s departure, Lippert Components, Inc. (the “LCI”), a subsidiary of the Company, and Mr. Lippert entered into a separation agreement and general release (the “Separation Agreement”) on June 3, 2026. The Separation Agreement provides that LCI will pay Mr. Lippert a monthly cash payment of $100,000 in connection with Mr. Lippert’s provision of the Consulting Services (as defined below) until June 3, 2027 (the “Transition Period”). In addition, subject to the Board's determination that the conditions of the Separation Agreement have been satisfied as of the end of the Transition Period, Mr. Lippert’s departure shall be an approved retirement. As a result, (i) Mr. Lippert’s currently outstanding and unvested time-based restricted stock units (“RSUs”) shall remain outstanding and eligible to vest on June 3, 2027, consistent with the terms of the outstanding award agreements upon an approved retirement, and (ii) Mr. Lippert’s currently outstanding and unvested performance stock units (“PSUs”) granted to Mr. Lippert in 2024 shall remain outstanding and eligible to vest on June 3, 2027, consistent with the terms of the outstanding award agreements upon an approved retirement. The PSUs granted to Mr. Lippert in 2025 and 2026 will not be eligible to vest. The Separation Agreement contemplates that Mr. Lippert will remain available to provide advisory services to the Company’s then Chief Executive Officer or Interim Chief Executive Officer and the Board through June 3, 2027, including to assist with transition matters (the “Consulting Services”).

The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with Mr. Sirpilla’s employment as the Interim Chief Executive Officer of the Company and LCI, LCI entered into an offer letter (the “Offer Letter”) with Mr. Sirpilla, effective as of June 4, 2026 (the “Start Date”). Pursuant to the Offer Letter, Mr. Sirpilla will have an annual base salary of $1,100,000 and an annual target bonus opportunity of 140% of annual base salary. Mr. Sirpilla will be awarded a one-time grant of RSUs, with a grant date value of $1,800,000, which shall cliff vest on the earlier of (i) immediately before the Company’s 2027 annual meeting and (ii) the first anniversary of the Start Date, subject to (x) continued service as Interim Chief Executive Officer or a member of the Board through the one-year anniversary of the Start Date and (y) full acceleration upon (A) a termination of Mr. Sirpilla’s employment due to death or disability or (B) the occurrence of a change in control or similar transaction, as determined by the Board. Mr. Sirpilla will be eligible (I) to receive employee benefits in accordance with the Company’s programs as in effect from time to time; (II) for suitable temporary housing to be made available by the Company while Mr. Sirpilla is at the Company’s headquarters; and (III) for an automobile allowance of $750 per month, less applicable withholdings.

The foregoing description of the Offer Letter is only a summary and is qualified in its entirety by the full text of the Offer Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

As a result of the foregoing, the Board took several other organizational actions. In connection with Mr. Graham’s resignation from the Board, the Board appointed Virginia L. Henkels, a current member of the Board, to serve as Chair of the Board, and the Board appointed Stephanie K. Mains, a current member of the Audit Committee of the Board, to serve as the Chair of the Audit Committee, in each case effective as of June 3, 2026. Ms. Henkels will continue to serve as a member of the Audit Committee.

In addition, in connection with Mr. Sirpilla stepping down from his role on the Compensation and Human Capital Committee of the Board, the Board appointed Brendan J. Deely, a current member of the Board, to be Chair of the Compensation and Human Capital Committee of the Board, and Mr. Deely stepped down from his role as a member of the Risk Committee of the Board, in each case effective June 3, 2026.

Item 7.01    Regulation FD Disclosure.

The information furnished under Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On June 4, 2026, the Company issued a press release announcing certain of the organizational changes set forth herein. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Separation Agreement dated June 3, 2026 between Jason D. Lippert and Lippert Components, Inc.
10.2	Offer Letter dated June 4, 2026 between John A. Sirpilla and Lippert Components, Inc.
99.1	Press Release dated June 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Lillian D. Etzkorn Lillian D. Etzkorn Chief Financial Officer

Dated:	June 5, 2026